UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________

Date of Report (Date of earliest event reported): November 16, 2005

CENUCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-25900	75-2228820
(State or Other Jurisdiction	Commission File	IRS Employer
of Incorporation)	Number)	Identification No.)

2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648

(Address of Principal Executive Offices)

609-219-0930

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2005, Cenuco, Inc. (the “Issuer”), Lander Co., Inc., a wholly owned subsidiary of the Issuer (“Lander”), and Lander Intangibles Corporation, a newly formed wholly owned subsidiary of the Issuer (“Lander Intangibles”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Playtex Products, Inc. and certain of its subsidiaries (collectively, “Playtex”), one of the country’s leading health and beauty care products companies, to acquire several of Playtex’s brands, including Baby Magic®, Binaca®, Mr. Bubble®, Ogilvie®, Tek®, Dentax®, Dorothy Gray®, Better Off® and Tussy®. The closing of the transactions contemplated by the Asset Purchase Agreement took place on November 16, 2005. At the closing, the Issuer and its subsidiaries paid to Playtex a cash purchase price of $57 million. The purchase price is subject to certain post closing adjustments dependent upon the product inventory conveyed to the Issuer and its subsidiaries at the closing.

In order to finance the acquisition of the brands from Playtex, pay certain expenses associated with the transaction, repay certain existing indebtedness of the Issuer and its subsidiaries in the amount of approximately $14 million and provide working capital for the Issuer’s operations, on November 16, 2005, the Issuer, Lander, Lander Intangibles and Hermes Acquisition Company I LLC, a wholly owned subsidiary of the Issuer (collectively, the “Borrowers”), entered into a Bridge Loan Term Agreement (the “Bridge Loan Agreement”) with Prencen Lending LLC and Highgate House Funds, Ltd, as lenders, and Prencen Lending LLC, as agent for the lenders. On November 16, 2005, the Borrowers borrowed $80 million under the Bridge Loan Agreement (the “Bridge Loan”). The Bridge Loan is guaranteed by Hermes Real Estate I LLC, an indirect wholly owned subsidiary of the Issuer, Lander Co. Canada Limited, an indirect wholly owned subsidiary of the Issuer, MarNan, LLC, a shareholder of the Issuer, and Dana Holdings LLC, a shareholder of the Issuer (collectively, the “Guarantors”). The Bridge Loan bears interest at an annual rate of 5.5% above the three-month LIBOR rate for the first 90 days after the closing date of the Bridge Loan. The interest rate margin over LIBOR shall increase by 5% per annum at the end of that 90 day period. Upon the occurrence and during the continuance of an event of default, the annual rate of interest will increase by 5.5%. Interest accrues monthly, in arrears. The Bridge Loan will become due and payable 180 days after the closing date of the Bridge Loan. In addition, the Borrowers shall immediately prepay the Bridge Loan from the proceeds of the financing described in the Current Report on Form 8-K filed by the Issuer on October 14, 2005 (the “Financing Facility”), as well as the net cash proceeds of any non-ordinary course asset sales and 50% of the amount of any post-closing inventory adjustment in Lander’s favor.

The borrowings under the Bridge Loan are secured by a first priority lien against all assets of the Borrowers and the Guarantors.

In connection with Bridge Loan, the agreements relating to the Financing Facility were amended and restated in certain material respects. The Financing Facility, as amended, includes the following: (i) proceeds of an aggregate of $11 million from the sale of shares of participating preferred stock, convertible, subject to certain restrictions, into an aggregate of 3,150,652 shares of common stock, along with the issuance of warrants exercisable for a period of 5 years to acquire an aggregate of 394,736 shares of common stock at an exercise price of $4.37 per share and 550,459 shares of common stock at an exercise price of $3.92 per share and (ii) proceeds of $69 million from the issuance of a 5 year secured debenture, convertible into common stock at any time, subject to certain restrictions, at a per share conversion price of 95% of the lowest closing bid price of the common stock for the 45 trading days preceding the date of conversion, bearing interest at 12% per annum, along with warrants (“Debt Warrants”) exercisable for a period of 5 years to acquire 1,052,631 shares of common stock at an exercise price of $4.56 per share and 886,877 shares of common stock at an exercise price of $3.92 per share. The exercise price of the Debt Warrants noted above is subject to a discount to 20% of the then current conversion price in the event certain conditions of default are triggered under the secured debenture. The standby equity subscription facility that was reported in the Current Report on Form 8-K filed by the Issuer on October 14, 2005 as a part of the Financing Facility has been terminated.

Proceeds from the Financing Facility will not be available under the completion of various corporate and securities law requirements, including a vote of the Issuer’s shareholders to approve the issuance of the common stock and convertible securities to be issued or reserved for issuance under the Financing Facility.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Asset Purchase Agreement, the Bridge Loan Agreement or the Financing Facility agreements and the transactions contemplated thereby. The above description is qualified in its entirety by reference to (i) the Asset Purchase Agreement, (ii) the Bridge Loan Agreement, (iii) the Security Agreement, dated as of November 15, 2005, by each of the Borrowers and the Guarantors in favor of Prencen Lending LLC, in its capacity as agent for the lenders to the Bridge Loan Agreement, (iv) the Pledge and Security Agreement, dated as of November 15, 2005, by each of the Borrowers and the Guarantors in favor of Prencen Lending LLC, in its capacity as agent for the lenders to the Bridge Loan Agreement, (v) the Amended and Restated Securities Purchase Agreement dated as of November 16, 2005 between the Issuer and Prencen, LLC, (vi) the Amended and Restated Registration Rights Agreement dated as of November 16, 2005 between the Issuer and Prencen, LLC, (vii) the Amended and Restated Securities Purchase Agreement dated as of November 16, 2005 among the Issuer, Prencen, LLC and Highgate House Funds, Ltd. and (viii) the Amended and Restated Registration Rights Agreement dated as of November 16, 2005 among the Issuer, Prencen, LLC and Highgate House Funds, Ltd., copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1 and 10.1 through 10.7, respectively, and which are incorporated herein by reference. Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the Asset Purchase Agreement, Bridge Loan Agreement or Finance Facility agreements is intended to provide factual information about the parties. The representations and warranties contained in the Asset Purchase Agreement, Bridge Loan Agreement and Financing Facility agreements were made only for purposes of the respective agreements and as of specific dates, were solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)          The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits
Number	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of November 15, 2005, among Playtex Products, Inc., Playtex Manufacturing, Inc., Personal Care Group, Inc., the Issuer, Lander and Lander Intangibles
10.1	Bridge Loan Term Agreement, dated as of November 15, 2005, among the Borrowers, the lenders parties thereto, and Prencen Lending LLC, as agent for the lenders
10.2	Security Agreement, dated as of November 15, 2005, by each of the Borrowers and the Guarantors in favor of Prencen Lending LLC, in its capacity as agent for the lenders to the Bridge Loan Agreement
10.3

Pledge and Security Agreement, dated as of November 15, 2005, by each of the Borrowers and the Guarantors in favor of Prencen Lending LLC, in its capacity as agent for the lenders to the Bridge Loan Agreement

10.4	Amended and Restated Securities Purchase Agreement dated as of November 16, 2005 between the Issuer and Prencen, LLC
10.5	Amended and Restated Registration Rights Agreement dated as of November 16, 2005 between the Issuer and Prencen, LLC
10.6	Amended and Restated Securities Purchase Agreement dated as of November 16, 2005 among the Issuer, Prencen, LLC and Highgate House Funds, Ltd.
10.7	Amended and Restated Registration Rights Agreement dated as of November 16, 2005 among the Issuer, Prencen, LLC and Highgate House Funds, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005	CENUCO, INC.
	By:	/s/ Joseph A. Falsetti
Joseph A. Falsetti
President and Chief Executive Officer